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                              THE BENCHMARK FUNDS

                   ADDENDUM NO. 5 TO THE CUSTODIAN AGREEMENT
                   -----------------------------------------

     This Addendum No. 5, dated as of the _______ day of _______, 19__, is entered into between THE BENCHMARK FUNDS (the "Trust"), a Massachusetts business trust, and THE NORTHERN TRUST COMPANY, an Illinois state bank ("Northern").

     WHEREAS, the Trust and Northern have entered into a Custodian Agreement dated June 8, 1992, as amended by Addendum No. 1 dated January 8, 1993, Addendum No. 2 dated July 1, 1993, Addendum No. 3 dated October 8, 1996 and Addendum No. 4 dated April 22, 1997 pursuant to which the Trust has appointed Northern to act as custodian to the Trust for its Diversified Assets Portfolio, Government Portfolio, Government Select Portfolio, Tax-Exempt Portfolio, Equity Index Portfolio, Small Company Index Portfolio, Diversified Growth Portfolio, Focused Growth Portfolio, U.S. Treasury Index Portfolio, U.S. Government Securities Portfolio, Short-Intermediate Bond Portfolio, Bond Portfolio, Intermediate Bond Portfolio and Balanced Portfolio (collectively, the "Portfolios"); and

     WHEREAS, the Trust is establishing the Global Asset Portfolio (the "Portfolio"), and it desires to retain Northern to act as the custodian therefor, and Northern is willing to so act; and

     NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Appointment. The Trust hereby appoints Northern custodian to the Trust for the Portfolio for the period and on the terms set forth in the Custodian Agreement. Northern hereby accepts such appointment and agrees to render the services set forth in the Custodian Agreement for the compensation therein provided.

     2. Capitalized Terms. From and after the date hereof, the term "Portfolios" as used in the Custodian Agreement shall be deemed to include the Diversified Assets Portfolio, Government Portfolio, Government Select Portfolio, Tax-Exempt Portfolio, Equity Index Portfolio, Small Company Index Portfolio, Diversified Growth Portfolio, Focused Growth Portfolio, U.S. Treasury Index Portfolio, U.S. Government Securities Portfolio, Short-Intermediate Bond Portfolio, Bond Portfolio, Intermediate Bond Portfolio and Balanced Portfolio. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Custodian Agreement.

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     4.   Miscellaneous.  Except to the extent supplemented hereby, the
          Custodian Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed in all respects as supplemented hereby.

     IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date and year first above written.

                                    THE BENCHMARK FUNDS


Attest:                             By:
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                                    Name:  Nancy L. Mucker
                                    Title: Vice President


                                    THE NORTHERN TRUST COMPANY

Attest:                             By:
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                                    Name:  Thomas L. Mallman
                                    Title: Senior Vice President